Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 19, 2019, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries (“the Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended November 3, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 6, 2020